                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A-2

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 7, 2001


                              CANTEL MEDICAL CORP.
            (Exact name of registrant as specified in its character)



       Delaware                   0-6132                   22-1760285
    (State or other            (Commission               (IRS Employer
     jurisdiction of            File Number)           Identification No.)
     incorporation)


150 Clove Road, Little Falls, New Jersey                        07424
(Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code: 973-890-7200

               --------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 7.  FINANCIAL STATEMENTS, PRO-FORMA

                FINANCIAL INFORMATION AND EXHIBITS.

                This Current Report on Form 8-K/A-2 is being filed in connection with the acquisition of Minntech Corporation ("Minntech") by Cantel Medical Corp. (the "Company") previously disclosed in Item 2 of this Form 8-K.

                (a) FINANCIAL STATEMENTS. The financial statements of Minntech required by this Current Report on Form 8-K are included herein as follows:

                    (1) Consolidated audited financial statements of Minntech for the fiscal year ended March 31, 2001. Incorporated by reference to the Annual Report on Form 10-K of Minntech for the fiscal year ended March 31, 2001, which was attached as Annex I to the joint proxy statement/prospectus dated July 30, 2001 included in a Registration Statement on Form S-4 filed by the Company on July 30, 2001.

                    (2) Consolidated unaudited interim financial statements of Minntech for the thirteen weeks ended June 30, 2001. Incorporated by reference to the Quarterly Report on Form 10-Q of Minntech for the quarterly period ended June 30, 2001, a copy of which is annexed as an Exhibit hereto.

                (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma statements of the Company are filed as part of this Current Report on Form 8-K:

                    (1) The unaudited pro forma condensed consolidated balance sheet of the Company as at July 31, 2001, and the unaudited pro forma condensed consolidated statement of income of the Company for the fiscal year ended July 31, 2001.

                (c) EXHIBITS.

                    23.  Consent of PricewaterhouseCoopers LLP

                    99. Quarterly Report of Minntech on Form 10-Q for the quarterly period ended June 30, 2001

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                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


         The following unaudited pro forma condensed consolidated financial information gives effect to the merger using the purchase method of accounting. This presentation gives effect to the issuance of 1,467,592 shares of Cantel common stock in connection with the merger. The Unaudited Pro Forma Condensed Consolidated Statement of Income is prepared as if we completed the merger on the first day of the year ended July 31, 2001 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet was prepared as if we completed the merger on July 31, 2001.

         The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements explain the assumptions and adjustments used in preparing the financial information, and do not reflect cost savings from operating efficiencies or other improvements we may achieve by combining Cantel and Minntech.

         Cantel is providing this financial information for illustration purposes only. It does not necessarily indicate what the operating results and financial position of the combined company might have been had the merger been completed as of the dates described above, nor does it necessarily indicate what the combined company's operating results and financial position will be following the merger.

         The accompanying unaudited pro forma financial information should be read in conjunction with:

o the audited consolidated financial statements and other financial information included in Cantel's Annual Report on Form 10-K for the fiscal year ended July 31, 2001, including the notes to those financial statements;

o the audited consolidated financial statements and other financial information included in Minntech's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, including the notes to those financial statements; and

o the unaudited consolidated interim financial statements included in Minntech's Quarterly Report on Form 10-Q for the thirteen weeks ended June 30, 2001, including the notes to those financial statements.
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                              CANTEL MEDICAL CORP.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JULY 31, 2001


                                     ASSETS


                                                                                   PRO FORMA
                                                         HISTORICAL               ADJUSTMENTS
                                                 --------------------------      GIVING EFFECT        PRO FORMA
                                                    CANTEL        MINNTECH       TO THE MERGER     CONSOLIDATED (K)
                                                 ------------   -----------     ---------------    ----------------
                                                                    (AMOUNTS IN THOUSANDS)
Current assets:
  Cash and cash equivalents                      $     5,050    $   15,232      $   (7,392)(C)        $   12,890
  Available-for-sale securities                        1,057            --          (1,057)(D)                --
  Accounts receivable, net                            11,768        14,854              --                26,622
  Inventories                                          8,166         9,951             400 (D)            18,517
  Prepaid expenses and other current assets              453         4,959            (563)(D)             4,849
                                                 ------------   -----------     -----------           -----------
Total current assets                                  26,494        44,996          (8,612)               62,878
Property and equipment, net                              844        16,598           6,700 (D)            24,142
Intangible assets                                        622           490           7,210 (D)             8,322
Goodwill                                                 585           372          14,293 (D)            15,250
Other assets                                           3,384           269              --                 3,653
                                                 ------------   -----------     -----------           -----------
                                                 $    31,929    $   62,725      $   19,591            $  114,245
                                                 ============   ===========     ===========           ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt              $        --    $       --      $    2,000 (B)        $    2,000
  Accounts payable                                     4,115         3,632              --                 7,747
  Accrued expenses                                     3,899         4,357           8,580 (D)            16,836
  Income taxes                                         1,811           416              --                 2,227
                                                 ------------   -----------     -----------           -----------
Total current liabilities                              9,825         8,405          10,580                28,810
Long-term debt                                            --            --          32,000 (B)            32,000
Other long-term liabilities                               77           815           2,700 (D)             3,592
Stockholders' equity:
  Preferred Stock                                         --            --              --                    --
  Common Stock                                           473           336            (189)(A)(D)            620
  Additional capital                                  20,240        12,440          15,561 (A)(D)         48,241
  Retained earnings                                    4,477        42,122         (42,122)(D)             4,477
  Accumulated other comprehensive income              (2,143)       (1,393)          1,061 (D)            (2,475)
  Treasury Stock, at cost                             (1,020)           --              --                (1,020)
                                                 ------------   -----------     -----------           -----------
Total stockholders' equity                            22,027        53,505         (25,689)               49,843
                                                 ------------   -----------     -----------           -----------
                                                 $    31,929    $   62,725      $   19,591            $  114,245
                                                 ============   ===========     ===========           ===========

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                              CANTEL MEDICAL CORP.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JULY 31, 2001


                                                                                    PRO FORMA
                                                                HISTORICAL         ADJUSTMENTS
                                                          --------------------    GIVING EFFECT      PRO FORMA
                                                          CANTEL(J)   MINNTECH    TO THE MERGER(E)  CONSOLIDATED(L)
                                                          ---------   --------   ----------------  ---------------
                                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

Net sales                                                 $ 48,995     $ 79,237      $      --        $  128,232
Cost of sales                                               29,468       50,286            400 (F)        80,154
                                                          ---------    ---------     ----------       -----------
Gross profit                                                19,527       28,951           (400)           48,078

Operating expenses:
  Selling                                                    5,692        9,341             --            15,033
  General and administrative                                 5,921       14,076            766 (G)        20,763
  Research and development                                     949        3,503             --             4,452
                                                          ---------    ---------     ----------       -----------
Total operating expenses                                    12,562       26,920            766            40,248
                                                          ---------    ---------     ----------       -----------

Income from continuing operations before
  interest, other expense and income taxes                   6,965        2,031         (1,166)            7,830

Interest expense (income), net                                 (42)        (789)         3,125 (H)         2,294
Other expense                                                   --          142             --               142
                                                          ---------    ---------     ----------       -----------

Income (loss) from continuing operations before
  income taxes                                               7,007        2,678         (4,291)            5,394

Income taxes (benefit)                                       2,851          865           (914)(I)         2,802
                                                          ---------    ---------     ----------       -----------

Income from continuing operations                         $  4,156     $  1,813      $  (3,377)       $    2,592
                                                          =========    =========     ==========       ===========

Earnings from continuing operations per common share:

    Basic                                                 $   0.93                                    $     0.44 (M)
                                                          =========                                   ===========
    Diluted                                               $   0.85                                    $     0.41 (M)
                                                          =========                                   ===========

Weighted average shares:
    Basic                                                    4,472                       1,468 (A)         5,940
    Diluted                                                  4,910                       1,468 (A)         6,378

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                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

(A) To reflect 1,467,592 shares of Cantel common stock issued to Minntech shareholders.

(B) To record the bank financed portion of the $6.25 per-share cash consideration given to Minntech shareholders for each outstanding share of Minntech common stock. The portion of the debt comprising a term loan due within one year of the effective date of the merger has been classified as a current liability.

(C) To reflect the use of existing cash to fund (i) a portion of the cash consideration given to Minntech shareholders and (ii) the cash-out of in-the-money stock options held by Minntech option holders as required by the merger agreement.

(D) To reflect the preliminary allocation of the purchase price to the net assets of Minntech acquired in the transaction based upon the estimated fair values of the tangible and intangible assets acquired and the liabilities assumed, and to further record the remaining excess purchase price as goodwill. The purchase accounting adjustments made in connection with the development of the unaudited pro forma consolidated financial information are preliminary and have been estimated solely for purposes of developing the unaudited pro forma consolidated financial information. Further, with respect to certain state sales and use tax exposures for which Minntech has recorded an estimated liability of $1,900,000 at July 28, 2001, Cantel will evaluate this contingency after the closing of the merger, and reflect any change to the liability balance as an adjustment of the preliminary purchase price allocation. Cantel has undertaken a study to determine the value of Minntech's net assets and will make appropriate adjustments to the preliminary purchase price allocation upon completion of the study. For purposes of these unaudited pro forma condensed consolidated financial statements, the purchase price of $77,765,000 (including cash of $41,392,000, shares of Cantel common stock with a fair market value of $28,148,000, Cantel's existing investment in Minntech of $725,000 and transaction costs, including severance obligations, of approximately $7,500,000) and its preliminary allocations are as follows:


                  Cash and cash equivalents                       $15,232,000
                  Accounts receivable, net                         14,854,000
                  Inventories                                      10,351,000
                  Prepaids and other current assets                 4,396,000
                  Property and equipment, net                      23,298,000
                  Intangible assets                                 7,700,000
                  Other assets                                        519,000
                  Accounts payable                                 (3,632,000)
                  Other accrued expenses                           (5,687,000)
                  Income taxes                                       (416,000)
                  Other liabilities                                (3,515,000)
                                                                  -----------
                           Total allocated purchase price          63,100,000
                           Total purchase price                    77,765,000
                                                                  -----------
                  Excess purchase price assigned to goodwill      $14,665,000
                                                                  ===========

         The principal purchase price accounting adjustments to the historical Minntech net assets include (i) increases to the carrying value of inventories of $400,000 and fixed assets of $6,700,000; (ii) an allocation of $7,700,000 for intangible assets, principally proprietary technology, customer relationships, trademarks and tradenames; (iii) recording of a net deferred tax liability of $2,700,000, reflecting a $5,850,000 liability for the difference in the financial and tax bases of the increases in carrying values of Minntech's inventories and fixed assets and the amounts allocated to intangible assets, partially offset by the reduction of $3,150,000 of Cantel's valuation allowance for net operating loss carryforwards, based upon an assessment of the combined company's expected future results of operations and (iv) recording of certain liabilities related to strategic decisions to permanently close certain operating locations. In connection with this purchase accounting, all existing Minntech stockholders' equity has been eliminated and Cantel's existing investment in Minntech (included in Cantel's available-for-sale securities) has been eliminated.

(E) The Unaudited Pro Forma Condensed Consolidated Statement of Income does not include the anticipated direct costs associated with the merger.

(F) To reflect the increase in cost of sales related to the step-up in the cost basis of Minntech's inventories.

(G) To reflect amortization of intangible assets and depreciation of fixed assets based upon preliminary estimates of the fair values of such assets using estimated useful lives ranging from two to twenty years for such assets. In accordance with the provisions of the newly issued Statement of Financial Accounting Standards No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS", no amortization expense for the goodwill generated as a result of the merger has been reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Income. For information purposes, pro forma goodwill amortization expense for the fiscal year ended July 31, 2001 would have been $763,000, using an estimated life of 20 years.

(H) To reflect interest expense on the bank financed portion of the cash consideration paid in the merger at an effective interest rate of 7% per annum.

(I) To record the income tax effects of the pro forma income statement adjustments.

(J) Excluded from the Unaudited Pro Forma Condensed Consolidated Statement of Income were the results of Cantel's Consumer Products business which was discontinued in July 2000 and is treated as a discontinued operation. Cantel reported income from the discontinued business of $225,000 for fiscal year 2001.

(K) In order to effect the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2001 (Cantel year-end), the balance sheet of Cantel as of July 31, 2001 was consolidated with the balance sheet of Minntech as of July 28, 2001.

(L) In order to effect the Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended July 31, 2001 (Cantel year-end), the operating results for Cantel for the twelve months ended July 31, 2001 were consolidated with the operating results for Minntech for the twelve months ended July 28, 2001.

(M) Minntech's results of operations for the twelve months ended July 28, 2001 included charges of approximately $1,540,000 for sales and use taxes, approximately $300,000 in legal and consulting expenses associated with the merger, and approximately $2,860,000 associated with certain asset impairments. These charges, which aggregate approximately $4,700,000, are included within general and administrative expenses ($4,200,000) and cost of sales ($500,000). Without these charges and the related income taxes, unaudited pro forma consolidated income from continuing operations for the twelve months ended July 31, 2001 would have been approximately $5,370,000 and pro forma consolidated basic and diluted earnings per share would have been $0.90 and $0.84, respectively.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CANTEL MEDICAL CORP.


                                        By: /s/ James P. Reilly
                                           -------------------------------------
                                           James P. Reilly
                                           President and Chief Executive Officer

Dated: November 21, 2001